BOK FINANCIAL CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                              BANKING SUBSIDIARIES
                              --------------------
                     Bank of Oklahoma, National Association
                     Bank of Arkansas, National Association
                       First National Bank of Park Cities
                                First Texas Bank

                 OTHER SUBSIDIARIES OF BOK FINANCIAL CORPORATION
                 -----------------------------------------------
                         Alliance Securities Corporation
                        BOK Capital Services Corporation
                            BOK Plaza Associates, LLC
             KCI Leasing Partners I, an Oklahoma Limited Partnership
            KCI Leasing Partners II, an Oklahoma Limited Partnership
            KCI Leasing Partners III, an Oklahoma Limited Partnership
                          Park Cities Bancshares, Inc.
                             Park Cities Corporation
             Sabre 1996 Partnership, an Oklahoma Limited Partnership

                     SUBSIDIARIES OF BANK OF OKLAHOMA, N.A.
                     --------------------------------------
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                   Affiliated Financial Life Insurance Company
                  Alliance Trust Company, National Association
                         BancOklahoma Agri-Service Corp.
                           BancOklahoma Mortgage Corp.
                               BOK Delaware, Inc.
                              BOK Real Estate Trust
                                   BOSC, Inc.
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                   FGBSA Securities Brokerage (Oklahoma), Inc.
                            Investment Concepts, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company
                              Steven L. Smith Corp.
                               115 E. Fifth Corp.

    All subsidiaries are incorporated in Oklahoma, with the exception of Bank of Oklahoma, National Association, which is chartered by the United States of America; Affiliated Financial Life Insurance Company, which is incorporated in Arizona; First National Bank of Park Cities, First Texas
     Bank, Alliance Trust Company and FGBSA Securities Brokerage (Oklahoma), Inc., which are incorporated in Texas; Brookside Bancshares, BOK Delaware,
     Inc. and BOK Real Estate Trust, which are incorporated in Delaware; and Bank of Arkansas, N.A., which is incorporated in Arkansas.